As filed with the Securities and Exchange Commission on December 6, 1995

                                                     Registration No. 33-64351
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                Amendment No. 1
                                       to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                          Crestar Financial Corporation
             (Exact name of registrant as specified in its charter)

               Virginia                                      54-0722175
  (State or other jurisdiction of                         (I.R.S. Employer
            incorporation)                               Identification No.)

                              919 East Main Street
                                 P. O. Box 26665
                          Richmond, Virginia 23261-6665
                                 (804) 782-5000
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                               John C. Clark, III
         Corporate Senior Vice President, General Counsel and Secretary
                          Crestar Financial Corporation
                              919 East Main Street
                                 P. O. Box 26665
                          Richmond, Virginia 23261-6665
                                 (804) 782-7445
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      ------------------------------------

                                   Copies to:
                              Lathan M. Ewers, Jr.
                                Hunton & Williams
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8269

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ( X )

                                  -------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

                                  -------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                        Proposed maximum     Proposed maximum
              Title of each class                     Amount to be     offering price per   aggregate offering       Amount of
       of securities to be registered(1)            registered(2)(3)       unit(3)(4)           price(4)(5)       registration fee
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock, Depositary
Shares,(6) Common Stock and Preferred Share
Purchase Rights(7).............................            ---                 ---           $174,000,000(8)           $60,000
------------------------------------------------------------------------------------------------------------------------------------
Common Stock or Preferred Stock(9).............            ---                 ---                  ---                   ---
====================================================================================================================================

(1) This Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any other securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) If any Debt Securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $300,000,000. In no event will the aggregate initial offering price of Debt Securities, Preferred Stock, Depositary Shares, Preferred Share Purchase Rights and Common Stock issued under this Registration Statement and not previously registered under the Securities Act of 1933, as amended (the "Securities Act"), exceed $300,000,000.
(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.
(5) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act.
(6) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the Depositary Bank under the Deposit Agreement.
(7) The Rights to purchase Participating Cumulative Preferred Stock, Series C, will be attached to and trade with shares of the Common Stock.
(8) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, other securities registered hereunder.
(9) The maximum amount of Common Stock or Preferred Stock to be registered with respect to a series of Debt Securities is equal to the aggregate principal amount of the Debt Securities of such series divided by the Market Value (as defined in the applicable Indenture) of the Common Stock or Preferred Stock on the date of issuance. No additional consideration will be paid for the Common Stock or Preferred Stock registered hereunder.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         This Amendment No. 1 is being filed to reduce the amount of registered securities from $300,000,000 to $174,000,000 in accordance with the Commission's Fee Rate Advisory dated November 21, 1995 and a letter dated November 22, 1995 to the Registrant from the Office of Filings and Information Services.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on December 6, 1995.

                                CRESTAR FINANCIAL CORPORATION
                                        (Registrant)

                                By: /s/ John C. Clark, III
                                    -------------------------------
                                         John C. Clark, III
                                         Senior Vice President, General
                                           Counsel and Secretary

         Signature                                            Title

/s/ Richard G. Tilghman*                     Chairman of the Board and Chief
---------------------------                  Executive Officer and Director
Richard G. Tilghman                          (Principal Executive Officer)


/s/ James M. Wells, III*                     President and Director
----------------------------
James M. Wells, III


/s/ Richard F. Katchuk*                      Corporate Executive Vice President
----------------------------                 and Chief Financial Officer
Richard F. Katchuk                           (Principal Financial Officer)


/s/ James D. Barr*                           Group Executive Vice President,
-----------------------------                Controller and Treasurer
James D. Barr                                (Principal Accounting Officer)


----------------------------                 Director
Richard M. Bagley


----------------------------                 Director
J. Carter Fox

--------------------------                   Director
Bonnie Guiton Hill


/s/ Gene A. James*                           Director
----------------------------
Gene A. James


/s/ H. Gordon Leggett, Jr.*                  Director
----------------------------
H. Gordon Leggett, Jr.


----------------------------                 Director
Charles R. Longsworth


/s/ Patrick J. Maher*                        Director
----------------------------
Patrick J. Maher


/s/ Frank E. McCarthy*                       Director
----------------------------
Frank E. McCarthy


----------------------------                 Director
Paul D. Miller


----------------------------                 Director
G. Gilmer Minor, III


/s/ Gordon F. Rainey, Jr.*                   Director
----------------------------
Gordon F. Rainey, Jr.


/s/ Frank S. Royal, M.D.*                    Director
----------------------------
Frank S. Royal, M.D.


/s/ Eugene P. Trani*                         Director
----------------------------
Eugene P. Trani


----------------------------                 Director
L. Dudley Walker


/s/ Karen Hastie Williams*                   Director
----------------------------
Karen Hastie Williams

*/s/ John C. Clark, III
----------------------------
By John C. Clark, III
Attorney-in-Fact

                                      II-2